UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 8, 2004 (December 8, 2004)

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-29818	52-2165845

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Powell Court, Suite 200
Brentwood, Tennessee 37027

(Address of Principal Executive Offices) (Zip Code)

(615) 372-8500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EX-99.1 FINANCIAL INFORMATION

Item 8.01. Other Events.

     LifePoint Hospitals, Inc. (the “Company”) is reissuing its selected financial data, management’s discussion and analysis of financial condition and results of operations and consolidated financial statements which appeared in its 2003 Annual Report on Form 10-K (the “Form 10-K”). This reissuance primarily relates to the reclassification of Bartow Memorial Hospital (“Bartow”) as a discontinued operation under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”). SFAS No. 144 requires that previously issued financial statements presented for comparative purposes be reclassified, if material, to reflect the application of the provisions of SFAS No. 144. In accordance with SFAS No. 144, the Company has reclassified its financial information to present Bartow as a discontinued operation.

     The reclassifications reflecting the Company’s discontinued operations have no impact on total assets, liabilities, stockholders’ equity, net income or cash flows.

     The attached information should be read together with the Company’s filings with the U.S. Securities and Exchange Commission subsequent to the Form 10-K, including its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004.

     The reclassified information is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Financial Information

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2004

LIFEPOINT HOSPITALS, INC.

By:	/s/ Michael J. Culotta

Michael J. Culotta
Chief Financial Officer

2

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Financial Information

3